www.aviatnetworks.com

Aviat Networks Announces Fiscal Third Quarter 2013 Financial Results
SANTA CLARA, Calif., May 1, 2013 -- Aviat Networks, Inc. (NASDAQ: AVNW), the leading expert in microwave networking solutions, today reported financial results for the third quarter of fiscal year 2013, which ended March 29, 2013.
Financial Highlights for Q3FY13

•	Revenue within the guidance range at $118.3 million

•	GAAP Gross Margin at 28.8%; Non-GAAP Gross Margin at 29.1%

•	GAAP Operating Expense at $35.1 million; Non-GAAP Operating Expense at $32.6 million

•
GAAP Net Loss including discontinued operations at $(1.7) million or $(0.03) per share; Non-GAAP Net Income from continuing operations was within the guidance range at $1.2 million or $0.02 per diluted share; an inventory write down of $1.1 million, associated with a customer filing bankruptcy in the quarter, had a $(0.02) per share impact

•	Following a seasonally strong fiscal second quarter, book to bill was less than 1
GAAP Financial Results
For the third quarter of fiscal year 2013, revenue was $118.3 million, compared with $111.6 million in the year-ago quarter. The Company reported net loss, including discontinued operations, of $(1.7) million or $(0.03) per share, compared with a net loss of $(3.2) million or $(0.05) per share in the year-ago quarter. Loss from continuing operations for the quarter was $(1.6) million, or $(0.03) per share, compared with the loss from continuing operations of $(0.8) million, or $(0.01) per share, in the year-ago quarter. Revenue and results of operations from our WiMAX business are classified as discontinued operations for all periods presented.
Cash and cash equivalents were $92.9 million as of March 29, 2013 compared with $94.8 million as of the end of the prior quarter. While the Company had strong collections of customer receivables in the third quarter, the slight decrease in cash was due primarily to capital spending for product introduction and our IT infrastructure upgrade project.
Non-GAAP Financial Results
Non-GAAP income from continuing operations for the quarter was $1.2 million, or $0.02 per diluted share,

compared with a non-GAAP income from continuing operations of $2.2 million, or $0.04 per diluted share, in the year-ago quarter. Adjusted EBITDA was $3.3 million compared with $3.2 million in the year ago period.
The third quarter of fiscal year 2013 non-GAAP income from continuing operations excluded $2.8 million of pre-tax charges composed primarily of the following:

•	$1.4 million for share-based compensation expense

•	$0.3 million for amortization of purchased intangibles

•	$0.4 million of restructuring charges

•	$0.7 million of transactional taxes assessments
Loss from discontinued operations, net of taxes was $(0.1) million for the quarter. Adjusted EBITDA excluded $1.3 million for depreciation and amortization on property, plant and equipment, $0.2 million for interest expense, $0.6 million for income taxes provision, and non-GAAP pre-tax adjustments as set forth above from GAAP income from continuing operations. A reconciliation of GAAP to non-GAAP financial measures for the quarterly comparison with the year-ago period is provided on Table 4 along with the accompanying notes.
Third Quarter Revenue by Region
Revenue in the North America region was $52.9 million in the third quarter of fiscal 2013, compared with $42.6 million in the year-ago quarter and $41.4 million in the prior quarter. International revenue was $65.4 million, compared with $69.0 million in the year ago quarter and $87.6 million in the prior quarter.
“Fiscal third quarter revenue was driven by solid bookings in the seasonally strong fiscal second quarter and strong performances from Africa and North America,” said Michael Pangia, president and CEO, Aviat Networks. “We expect demand for mobile connectivity to be a significant growth driver for the microwave backhaul industry in the geographic markets that we serve.”
Outlook
Based on current trends, the fourth quarter of fiscal 2013 revenue outlook range is expected to be between $105 million and $115 million. Non-GAAP income from continuing operations is expected to be in the range of $0.00 - $0.03 per diluted share. We expect fiscal fourth quarter non-GAAP operating expense to decline sequentially from last quarter. Due to the high variability and difficulty in predicting certain items that affect GAAP net income (loss), such as tax rates and stock price, Aviat Networks is unable to provide a complete reconciliation of GAAP net income (loss) per diluted share to non-GAAP income per diluted share on a forward-looking basis without unreasonable efforts.
Conference Call Details
Aviat Networks, Inc. will host a conference call today at 4:30 p.m. Eastern Time to discuss the Company's financial results. Those wishing to join the call should dial 480-629-9856 or toll free at 888-846-5003 access code 4614416 at approximately 4:20 p.m. Eastern Time. A replay also will be available starting approximately one hour after the completion of the call until May 8, 2013. To access the replay, dial 303-590-3030 or toll free at 800-406-7325 access code 4614416. A live and archived webcast of the conference call will also be available via the Company's Web site at http://investors.aviatnetworks.com/events.cfm.
Non-GAAP Measures and Comparative Financial Information
Aviat Networks, Inc. reports information in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Management of Aviat Networks monitors gross margin, research and development expenses, selling and administrative expenses, operating income or loss, income tax provision or benefit, income or loss from continuing operations, basic and diluted income or loss per share from continuing operations, adjusted earnings before interest, tax, depreciation and amortization (“adjusted EBITDA”) on a non-GAAP basis for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. These measures exclude certain costs, expenses, gains and losses as shown on the attached Reconciliation of Non-GAAP Financial Measures table. As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Aviat Networks' business and to better understand our performance.
Aviat Networks' management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Aviat Networks presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate the Company's financial performance. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are included in the tables below.
About Aviat Networks
Aviat Networks, Inc. (NASDAQ: AVNW) is a leading global provider of microwave networking solutions transforming communications networks to handle the exploding growth of IP-centric, multi-Gigabit data services. With more than 750,000 systems installed around the world, Aviat Networks provides LTE-proven microwave networking solutions to mobile operators, including some of the largest and most advanced 4G/LTE networks in the world. Public safety, utility, government and defense organizations also trust Aviat Networks' solutions for their mission-critical applications where reliability is paramount. In conjunction with its networking solutions, Aviat Networks provides a comprehensive suite of localized professional and support services enabling customers to effectively and seamlessly migrate to next generation Carrier Ethernet/IP networks. For more than 50 years, customers have relied on Aviat Networks' high performance and scalable solutions to help them maximize their investments and solve their most challenging network problems. Headquartered in Santa Clara, California, Aviat Networks operates in 46 countries around the world. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.

Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act and Section 27A of the Securities Act, including statements regarding worldwide demand for mobile connectivity driving growth in our business, regarding continued investment to drive expected growth and regarding our expected results for the fourth quarter of fiscal 2013. All statements, trend analyses and other information contained herein about the markets for the services and products of Aviat Networks, Inc. and trends in revenue, as well as other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the current beliefs of the senior management of Aviat Networks. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•	continued price erosion as a result of increased competition in the microwave transmission industry;

•	the impact of the volume, timing and customer, product and geographic mix of our product orders;

•	our ability to meet projected new product development dates or anticipated cost reductions of new products;

•	our suppliers' inability to perform and deliver on time as a result of their financial condition, component shortages or other supply chain constraints;

•	customer acceptance of new products;

•	the ability of our subcontractors to timely perform;

•	continued weakness in the global economy affecting customer spending;

•	retention of our key personnel;

•	our ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;

•	the timing of our receipt of payment for products or services from our customers;

•	our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;

•	the effects of currency and interest rate risks; and

•	the impact of political turmoil in countries where we have significant business.
For more information regarding the risks and uncertainties for our business, see "Risk Factors" in our Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on September 4, 2012 as well as other reports filed by Aviat Networks, Inc. with the SEC from time to time. Aviat Networks undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Financial Tables to Follow:

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2013 Third Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Quarter Ended		Three Quarters Ended
	March 29, 2013	March 30, 2012 (1)	March 29, 2013	March 30, 2012 (1)
	(In millions, except per share amounts)
Revenue from product sales and services	$118.3	$111.6	$362.3	$328.0
Cost of product sales and services	84.2	77.3	255.8	229.1
Gross margin	34.1	34.3	106.5	98.9
Research and development expenses	9.9	8.9	29.0	26.7
Selling and administrative expenses	24.7	25.4	71.7	75.6
Amortization of intangible assets	0.1	0.1	0.3	1.5
Goodwill impairment charges	—	—	—	5.6
Restructuring charges	0.4	0.4	0.9	1.4
Operating income (loss)	(1.0)	(0.5)	4.6	(11.9)
Interest income	0.2	—	0.7	0.3
Interest expense	(0.2)	(0.2)	(0.7)	(1.0)
Income (loss) from continuing operations before income taxes	(1.0)	(0.7)	4.6	(12.6)
Provision for income taxes	0.6	0.1	12.0	1.9
Loss from continuing operations	(1.6)	(0.8)	(7.4)	(14.5)
Loss from discontinued operations, net of tax	(0.1)	(2.4)	(1.8)	(8.3)
Net loss	$(1.7)	$(3.2)	$(9.2)	$(22.8)

Loss per common share, basic and diluted:
Continuing operations	$(0.03)	$(0.01)	$(0.12)	$(0.25)
Discontinued operations	$—	$(0.04)	$(0.03)	$(0.14)
Net loss	$(0.03)	$(0.05)	$(0.15)	$(0.39)
Weighted average shares outstanding, basic and diluted	60.3	59.2	59.9	59.0

____________________________________________________

(1)	Certain prior year period amounts are reclassified to conform to current period presentation.

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2013 Third Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 29, 2013	June 29, 2012 (1)
	(In millions)
Assets
Cash and cash equivalents	$92.9	$96.0
Receivables, net	80.0	90.7
Unbilled costs	27.5	25.9
Inventories	40.5	56.8
Customer service inventories	16.8	18.5
Other current assets	19.1	16.7
Property, plant and equipment, net	25.3	21.7
Identifiable intangible assets, net	1.0	1.8
Other assets	1.0	1.5
	$304.1	$329.6
Liabilities and Stockholders' Equity
Short-term debt	$9.8	$4.1
Accounts payable	40.8	55.8
Accrued expenses and other current liabilities	80.1	95.5
Long-term debt	—	8.8
Reserve for uncertain tax positions and other long-term liabilities	19.4	7.9
Stockholders' equity	154.0	157.5
	$304.1	$329.6

____________________________________________________

(1)	Certain prior year period amounts are reclassified to conform to current period presentation.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2013 Third Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Quarters Ended
	March 29, 2013	March 30, 2012 (1)
	(In millions)
Operating Activities
Net loss	$(9.2)	$(22.8)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of identifiable intangible assets	0.8	2.0
Depreciation and amortization of property, plant and equipment	4.2	3.5
Goodwill impairment charges	—	5.6
Bad debt expense	2.3	2.9
Share-based compensation expense	4.7	3.7
Charges for inventory write-downs	2.0	3.0
Loss (gain) on disposition of the WiMAX business	(0.1)	1.9
Other non-cash items	(0.1)	—
Changes in operating assets and liabilities:
Receivables	8.5	23.4
Unbilled costs	(1.6)	(4.3)
Inventories	14.9	(0.4)
Customer service inventories	1.1	0.2
Accounts payable	(15.1)	(15.5)
Accrued expenses	(4.8)	(2.7)
Advance payments and unearned income	(6.7)	(3.4)
Income taxes payable or receivable	(3.2)	1.2
Reserve for uncertain tax positions and deferred taxes	11.9	—
Other assets and liabilities	(2.7)	0.9
Net cash provided by (used in) operating activities	6.9	(0.8)
Investing Activities
Cash disbursed related to sale of WiMAX business, net	(0.1)	(1.1)
Additions of property, plant and equipment	(7.3)	(4.4)
Net cash used in investing activities	(7.4)	(5.5)
Financing Activities
Proceeds from long-term debt	—	8.3
Payments on long-term debt	(3.1)	(0.4)
Proceeds from share-based compensation awards	0.2	—
Redemption of preference shares	—	(8.3)
Payments on capital lease obligations	(0.1)	—
Net cash used in financing activities	(3.0)	(0.4)
Effect of exchange rate changes on cash and cash equivalents	0.4	(1.0)
Net Decrease in Cash and Cash Equivalents	(3.1)	(7.7)
Cash and Cash Equivalents, Beginning of Period	96.0	98.2
Cash and Cash Equivalents, End of Period	$92.9	$90.5

____________________________________________________

(1)	Certain prior year period amounts are reclassified to conform to current period presentation.

AVIAT NETWORKS, INC.
Quarter Ended March 29, 2013 Summaries
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating income or loss, income tax provision or benefit, income or loss from continuing operations, basic and diluted income or loss per share from continuing operations, and adjusted earnings before interest, tax, depreciation and amortization ("Adjusted EBITDA"), adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2013 Third Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended				Three Quarters Ended
	March 29, 2013	% of Revenue	March 30, 2012	% of Revenue	March 29, 2013	% of Revenue	March 30, 2012	% of Revenue
	(In millions, except percentages and per share amounts)
GAAP gross margin	$34.1	28.8%	$34.3	30.7%	$106.5	29.4%	$98.9	30.2%
Share-based compensation	0.1		0.3		0.4		0.5
Write-off of excess and obsolete inventories	—		—		—		1.0
Amortization of purchased technology	0.2		0.1		0.5		0.5
Non-GAAP gross margin	34.4	29.1%	34.7	31.1%	107.4	29.6%	100.9	30.8%
GAAP research and development expenses	$9.9	8.4%	$8.9	8.0%	$29.0	8.0%	$26.7	8.1%
Share-based compensation	—		(0.2)		(0.7)		(0.7)
Non-GAAP research and development expenses	9.9	8.4%	8.7	7.8%	28.3	7.8%	26.0	7.9%
GAAP selling and administrative expenses	$24.7	20.9%	$25.4	22.8%	$71.7	19.8%	$75.6	23.0%
Share-based compensation	(1.3)		(1.0)		(3.6)		(2.5)
Transactional taxes assessments	(0.7)		(0.3)		(1.3)		(0.6)
Other nonrecurring charges	—		(0.5)		—		(0.9)
Non-GAAP selling and administrative expenses	22.7	19.2%	23.6	21.1%	66.8	18.4%	71.6	21.8%
GAAP operating income (loss)	$(1.0)	(0.8)%	$(0.5)	(0.4)%	$4.6	1.3%	$(11.9)	(3.6)%
Share-based compensation	1.4		1.5		4.7		3.7
Write-off of excess and obsolete inventories	—		—		—		1.0
Amortization of purchased technology	0.2		0.1		0.5		0.5
Transactional taxes assessments	0.7		0.3		1.3		0.6
Other nonrecurring charges	—		0.5		—		0.9
Amortization of intangible assets	0.1		0.1		0.3		1.5
Goodwill impairment charges	—		—		—		5.6
Restructuring charges	0.4		0.4		0.9		1.4
Non-GAAP operating income	1.8	1.5%	2.4	2.2%	12.3	3.4%	3.3	1.0%
GAAP income tax provision	$0.6	0.5%	$0.1	0.1%	$12.0	3.3%	$1.9	0.6%
Adjustment to reflect pro forma tax rate	—		(0.1)		(10.1)		(1.9)
Non-GAAP income tax provision	0.6	0.5%	—	—%	1.9	0.5%	—	—%
GAAP loss from continuing operations	$(1.6)	(1.4)%	$(0.8)	(0.7)%	$(7.4)	(2.0)%	$(14.5)	(4.4)%
Share-based compensation	1.4		1.5		4.7		3.7
Write-off of excess and obsolete inventories	—		—		—		1.0
Amortization of purchased technology	0.2		0.1		0.5		0.5
Transactional taxes assessments	0.7		0.3		1.3		0.6
Other nonrecurring charges	—		0.5		—		0.9
Amortization of intangible assets	0.1		0.1		0.3		1.5
Goodwill impairment charges	—		—		—		5.6
Restructuring charges	0.4		0.4		0.9		1.4
Adjustment to reflect pro forma tax rate	—		0.1		10.1		1.9
Non-GAAP income from continuing operations	$1.2	1.0%	$2.2	2.0%	$10.4	2.9%	$2.6	0.8%
Income (loss) per share from continuing operations
Basic:
GAAP	$(0.03)		$(0.01)		$(0.12)		$(0.25)
Non-GAAP	$0.02		$0.04		$0.17		$0.04
Diluted:
GAAP	$(0.03)		$(0.01)		$(0.12)		$(0.25)
Non-GAAP	$0.02		$0.04		$0.17		$0.04
Shares used in computing income (loss) per share from continuing operations
Basic:
GAAP	60.3		59.2		59.9		59.0
Non-GAAP	61.3		61.3		61.3		60.9
Diluted:
GAAP	60.3		59.2		59.9		59.0

Non-GAAP	62.7		61.3		61.8		60.9

	Quarter Ended				Three Quarters Ended
ADJUSTED EBITDA:	March 29, 2013	% of Revenue	March 30, 2012 (1)	% of Revenue	March 29, 2013	% of Revenue	March 30, 2012 (1)	% of Revenue
	(In millions, except percentages)
GAAP loss from continuing operations	$(1.6)	(1.4)%	$(0.8)	(0.7)%	$(7.4)	(2.0)%	$(14.5)	(4.4)%
Depreciation and amortization of property, plant and equipment	1.3		0.8		4.2		3.5
Interest expense	0.2		0.2		0.7		1.0
Share-based compensation	1.4		1.5		4.7		3.7
Write-off of excess and obsolete inventories	—		—		—		1.0
Amortization of purchased technology	0.2		0.1		0.5		0.5
Transactional taxes assessments	0.7		0.3		1.3		0.6
Other nonrecurring charges	—		0.5		—		0.9
Amortization of intangible assets	0.1		0.1		0.3		1.5
Goodwill impairment charges	—		—		—		5.6
Restructuring charges	0.4		0.4		0.9		1.4
Provision for income taxes	0.6		0.1		12.0		1.9
Adjusted EBITDA	$3.3	2.8%	$3.2	2.9%	$17.2	4.7%	$7.1	2.2%

_____________________________________________________

(1)
The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP income or loss from continuing operations excluded share-based compensation, write-off of excess and obsolete inventory, amortization of purchased technology, transactional taxes assessments, amortization of intangible assets, goodwill impairment charges, restructuring charges, and adjustment to reflect pro forma tax rate. Adjusted EBITDA was determined by excluding depreciation and amortization on property, plant and equipment, interest expense, provision for income taxes, and non-GAAP pre-tax adjustments, as set forth above, from the GAAP income from continuing operations. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

.

Table 5
AVIAT NETWORKS, INC.
Fiscal Year 2013 Third Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Quarter Ended		Three Quarters Ended
	March 29, 2013	March 30, 2012	March 29, 2013	March 30, 2012
	(in millions)
North America	$52.9	$42.6	$133.0	$123.8
International:
Africa and Middle East	37.7	33.9	150.6	100.7
Europe and Russia	9.4	11.8	31.0	39.9
Latin America and Asia Pacific	18.3	23.3	47.7	63.6
	65.4	69.0	229.3	204.2
Total Revenue	$118.3	$111.6	$362.3	$328.0

Media Contact:

Ned Hayes, Aviat Networks, Inc., (408) 567-7120, Ned.Hayes@aviatnet.com

Investor Relations:

Peter Salkowski, Aviat Networks, Inc., (408) 567-7117, Investorinfo@aviatnet.com